Exhibit 99.1

GCT Semiconductor Announces $10.7M Debt Financing in Preparation of 5G Volume Shipments
Debt Financing from a strategic investor will be used to accelerate production readiness following successful sampling and subsequent positive customer feedback

SAN JOSE, CA – September 11, 2025 –GCT Semiconductor Holding Inc. (“GCT”) (NYSE: GCTS), a leading designer and supplier of advanced 5G and 4G semiconductor solutions, today announced that it has entered into a term loan agreement (the “Debt Financing”) with Anapass, Inc., GCT’s largest shareholder and strategic investor. The Debt Financing provides for a fully funded senior secured term loan of approximately $10.7 million (KRW 15,000,000,000).
“We greatly value the continued support from Anapass, our largest shareholder," said John Schlaefer, CEO of GCT. “This financing underscores confidence in the commercial launch of our 5G chipset and the significant growth opportunities ahead.”

The Debt Financing follows successful completion of 5G chipset sampling to GCT’s lead customers including Orbic North America and Airspan Networks. These samplings were validated by positive customer feedback, including recent announcement by Gogo and Airspan. GCT believes it is well-positioned for the imminent commercial product launch of its new 5G chipset.

Proceeds will be used to fund working capital requirements, including final production readiness and preparations for mass production and volume shipments of the 5G chipsets. GCT continues to target shipments of its 5G chipsets to begin in the fourth quarter of 2025.
The loan bears interest at an annual rate of 7.00%, payable monthly, and matures in one year.
About GCT Semiconductor Holding, Inc.
GCT is a leading fabless designer and supplier of advanced 5G and 4G LTE semiconductor solutions. GCT’s market-proven solutions have enabled fast and reliable 4G LTE connectivity to numerous commercial devices such as CPEs, mobile hotspots, routers, M2M applications and smartphones, etc., for the world’s top wireless carriers. GCT’s system-on-chip solutions integrate radio frequency, baseband modem and digital signal processing functions, therefore offering complete 4G and 5G platform solutions with small form factors, low power consumption, high performance, high reliability, and cost-effectiveness. For more information, visit www.gctsemi.com.

About Anapass, Inc.

Anapass, Inc. (KOSDAQ: 123860) is a publicly listed, leading fabless semiconductor company specializing in display IC solutions, including display timing controller and driver IC solutions. As a long-standing strategic partner and supplier to Samsung Display, Anapass delivers high-performance semiconductors that enable OLED technologies for next generation AI PCs, tablets, smartphones, and automotive applications. Leveraging its expertise in high-speed interface design, advanced SoC integration, and power-efficient architecture, the company is committed to advancing semiconductor innovations that enable higher resolution, faster refresh, automotive-grade reliability, and more power-efficient OLED panels. Through continuous R&D investment and innovation, Anapass seeks to strengthen its global competitiveness and enable the next generation of intelligent, high-performance display ecosystems. For more information, visit www.anapass.com.

Contacts

•	Investor relations website: investors.gctsemi.com
•	Investor relations contact: Gateway Group, Ralf Esper, GCT@gateway-grp.com
•	Media contact: media@gctsemi.com

Cautionary Statement Regarding Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1955. These forward-looking statements include, without limitation, statements regarding commercial launch of GCT’s 5G products and timeline for targeted volume shipment. Words such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause actual future events to differ materially from the expected results, include, but are not limited to: the ability of the Company to develop its 5G products and generate revenue; the ability of the Company to enter into and meet the obligations under partnership and collaboration agreements; the ability of the Company to grow and manage growth profitability and retain its key employees; the Company’s financial and business performance, including the Company’s financial projections and business metrics; changes in the Company’s strategy, future operations, financial position, estimated revenues and losses, forecasts, projected costs, prospects and plans; the Company’s inability to anticipate the future market demands and future needs of its customers; the impact of component shortages, suppliers’ lack of production capacity, natural disasters or pandemics on the Company’s sourcing operations and supply chain; the Company’s future capital requirements and sources and uses of cash; the ability of the Company to raise sufficient capital to fund its operations; the ability to implement business plans, forecasts, and other expectations, including the growth of the 5G market; the risk that the Company may not be able to repay its debt; the risk of economic downturns that affects the Company's business operation and financial performance; the risk that the Company may not be able to develop and design its products acceptable to its customers; actual or potential conflicts of interest of the Company's management with its public stockholders; and other risks and uncertainties indicated from time to time in the Company’s filings with SEC, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and those disclosures under the "Risk Factors" section therein. The foregoing list of factors is not exhaustive. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

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